Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-168681, 333-164869 and 333-156459 on Form S-3 and Registration Statement Nos. 333-170588, 333-160049, 333-131431, 333-40838, 333-40846, 333-40868, 333-66390, 333-101201, 333-102039, 333-107628, 333-110847 on Form S-8 of our reports dated June 14, 2011, relating to the consolidated financial statements and financial statement schedule of Capstone Turbine Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph regarding Capstone Turbine Corporation’s adoption of the guidance in FASB ASC Topic 815— Derivatives and Hedging, effective April 1, 2009, and the effectiveness of the internal control over financial reporting, of Capstone Turbine Corporation appearing in this Annual Report on Form 10-K of Capstone Turbine Corporation for the year ended March 31, 2011.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

June 14, 2011